Exhibit 99.1



ArthroCare Reports Revenue Growth of 31 Percent for the First Quarter;
            Recurring EPS of $0.11 Reduced by $1.2 Million
                 Non-Recurring Acquisition Adjustment

    SUNNYVALE, Calif.--(BUSINESS WIRE)--April 28, 2004--ArthroCare(R) Corp. (Nasdaq:ARTC), a multi-business medical device company that develops minimally invasive surgical products, announced today that in the first quarter ended March 31, 2004, the company reported product revenues of $34.3 million, a 30 percent increase over the $26.4 million recorded in the same quarter of the previous year. Total revenues, which include product revenues and royalties, for the first quarter were $35.6 million, a 31 percent increase over the $27.2 million reported in the first quarter of 2003.
    ArthroCare reported first quarter net income of $1.6 million, or $0.07 per diluted share, after the effect of a $1.2 million non-recurring inventory charge to income related to the acquisition of Parallax Medical in January 2004.
    Excluding this charge, tax effected at 27 percent, ArthroCare generated net income of $2.4 million, or $0.11 per diluted share, for the first quarter of 2004, compared to net income of $594,000, or $0.03 per diluted share, reported in the same quarter of 2003.


                           Q1 SUMMARY TABLE

                             Q104          Q104       Q403     Q103
                             GAAP        Non-GAAP
                          (reported)  (recurring)(a)
----------------------------------------------------------------------
Product Sales                 $34.3 M       $34.3 M  $31.3 M  $26.4 M
----------------------------------------------------------------------
License Fees, Royalties
and Other Revenues             $1.3 M        $1.3 M   $1.2 M $752,000
----------------------------------------------------------------------
Total Revenues                $35.6 M       $35.6 M  $32.5 M  $27.2 M
----------------------------------------------------------------------
Net Income                     $1.6 M        $2.4 M   $2.8 M $594,000
----------------------------------------------------------------------
Earnings Per Diluted
Share                           $0.07         $0.11    $0.13    $0.03
----------------------------------------------------------------------

    (a) ArthroCare is presenting recurring, non-GAAP financials because the non-recurring inventory charge is material information.

    REVENUE

    In addition to first quarter product sales of $34.3 million, license fees, royalties and other revenue were $1.3 million in the first quarter of 2004 compared to $752,000 in the first quarter of 2003. International sales remained strong, increasing approximately 45 percent compared to the same period last year and representing 27 percent of product sales during the quarter.

    BUSINESS UNIT PERFORMANCE

    During the first quarter, ArthroCare generated strong year-over-year revenue growth across all of its business units.
    Sports Medicine sales increased 14 percent during the quarter ended March 31, 2004 compared with the same period of 2003 and represented 68 percent of total product revenue. Sales in the Spine business unit (which include a partial quarter of direct sales of Parallax products) increased 107 percent during the quarter compared to the first quarter of 2003 and represented 16 percent of product sales.
    The first quarter increase in ENT product sales over the comparable period of last year was 88 percent, with ENT sales representing 16 percent of product revenue during the quarter. Tonsillectomy sales continue to lead this growth, particularly in the United States where ArthroCare estimates Coblation was used in approximately 12 percent of cases during the first quarter -- compared to 11 percent in the prior quarter.

    OPERATIONS

    Gross margin on product sales was 62 percent in the first quarter including the charge related to the inventory acquired in connection with the Parallax acquisition. Excluding this charge, gross margin was 65 percent compared to 67 percent in the year-ago quarter and 63 percent in the fourth quarter of 2003. ArthroCare expects its gross margin on product sales to return to approximately 68 percent by the third quarter.
    Operating expenses for the first quarter increased approximately 15 percent compared to the first quarter a year ago and the immediately preceding quarter. Sales and marketing activities related to the relatively large number of new products recently introduced, including the Parallax product suite, drove the quarter-to-quarter increase.
    Due principally to lower legal expenses, general and administrative expenses decreased as a percentage of product revenue from 15 percent in the year-ago quarter to 10 percent in the quarter ended March 31, 2004. Sales and marketing and research and development expenses were essentially flat as a percentage of product revenue compared to the first quarter of 2003.
    "ArthroCare delivered a solid financial performance during the first quarter with strong organic revenue growth throughout the company," said Michael A. Baker, president and chief executive officer for ArthroCare. "We completed a number of key accomplishments during the quarter, including closing the Parallax acquisition and integrating the company into our organization, as well as winning a permanent injunction against Smith & Nephew. These activities, along with the successful execution of our other important business strategies, have positioned us well to meet our 2004 financial objectives."

    RECENT CORPORATE DEVELOPMENTS

    -- A federal judge granted ArthroCare's motion for a permanent injunction against Smith & Nephew as part of ArthroCare's patent infringement lawsuit against the company. In its order, a U.S. District Court in Delaware granted ArthroCare's motion for permanently enjoining Smith & Nephew from manufacturing, using or selling in the United States surgical devices (the Saphyre, Control RF and ElectroBlade) that were found to infringe ArthroCare's patents. Smith & Nephew has indicated it plans to appeal this ruling.

    -- ArthroCare completed the acquisition of Medical Device Alliance, Inc. and its wholly owned subsidiary Parallax Medical, Inc., a leader in products for bone access, percutaneous injection of bone cement and bone augmentation in the spine. Physicians use Parallax products during a variety of orthopedic procedures, including treatments for vertebral compression fractures caused by osteoporosis or spinal tumors. ArthroCare acquired Parallax for $28 million in cash and future revenue milestone payments. The company expects the acquisition to contribute approximately $7-8 million in product sales during the year, break even in fiscal 2004 and be accretive thereafter.

    -- The company announced a new business strategy designed to expand its presence in the spine surgeon market. ArthroCare is establishing a network of leading independent spine surgery distributors to market and sell its spine surgery product suite worldwide.

    -- ArthroCare named Dr. Barbara D. Boyan to its board of directors. Dr. Boyan currently holds a number of prominent positions in the fields of orthopedics and tissue engineering, including the Prince Gilbert, Jr. Chair in Tissue Engineering at the Georgia Institute of Technology (Georgia Tech) in Atlanta. Appointed by the U.S. Congress, she also serves as the chair of the orthopedic device panel for the Center of Devices and Radiological Health of the U.S. Food and Drug Administration (FDA). Additionally, she has served on three National Institutes of Health (NIH) scientific review panels.

    -- ArthroCare introduced the next-generation Micro Discoblator(R) device. The new device is designed to improve the outcome of patients undergoing microdiscectomy by enabling surgeons to more precisely control the amount of tissue being removed from spinal discs and preserve the annulus. This approach is intended to cause less damage to the disc than traditional disc decompression procedures and to make the procedure faster and easier for surgeons.

    -- The company expanded its Sports Medicine product lines for knee and shoulder surgeries. ArthroCare will market and distribute Biocomposites' BiLok(R) ST screw for anterior cruciate ligament (ACL) reconstruction, which is designed for physicians who prefer to use hamstring tendons in a looped bundle for ACL reconstruction. ArthroCare also introduced its ParaLOK anchor for shoulder surgery, which will be available in the second quarter of 2004. It is designed for patients who undergo shoulder surgery for torn rotator cuffs or procedures to treat shoulder instability, including Bankart repairs.

    -- ArthroCare introduced two new SpineWands(TM) for use during DISC Nucleoplasty(R) for the treatment of contained herniated discs in obese and overweight patients and for tissue ablation in larger discs of the spine. The Perc-D(R) XL SpineWand(TM) is ideal for use during DISC Nucleoplasty procedures on overweight and obese patients because it provides surgeons with a longer needle to access their discs. ArthroCare developed the Perc-D(R)X SpineWand(TM) to meet physician demand for a wand that can be used to treat patients with larger contained herniations who were previously not candidates for percutaneous disc decompression.

    BUSINESS OUTLOOK

    The following statements are based on current expectations on April 28, 2004. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any new businesses or license agreements the company may enter in future periods.

    ArthroCare's business outlook for fiscal 2004 remains unchanged -- except for a decrease in the expected tax rate -- and is as follows:

    -- ArthroCare expects earnings per share (EPS) for fiscal 2004 to be between $0.52 and $0.56, with an assumed share count of
        23.1 million.

    -- ArthroCare anticipates fiscal 2004 product revenue to grow in excess of 20 percent compared to 2003 revenues.

    -- The company expects to improve operating margins by 4-5 percentage points in 2004 compared with 2003.

    -- The company also currently expects the effective tax rate for 2004 to be approximately 27 percent.

    CONFERENCE CALL

    ArthroCare will hold a conference call with the financial community to discuss these results at 7:30 a.m. ET/4:30 a.m. PT today. The call will be simultaneously Web cast by CCBN and can be accessed on ArthroCare's Web site at www.arthrocare.com. The Webcast will remain available through May 12, 2004. A telephonic replay of the conference call can be accessed by dialing 800-633-8284 and entering pass code number 21192300.

    ABOUT ARTHROCARE

    ArthroCare Corp. (www.arthrocare.com), headquartered in Sunnyvale, Calif., is a multi-business medical device company that develops, manufactures and markets minimally invasive surgical products, many of which are based on its patented Coblation technology. Coblation uses low-temperature radio-frequency energy to gently and precisely dissolve rather than burn soft tissue, minimizing damage to healthy tissue. ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving surgical procedures and enabling new, minimally invasive procedures. ArthroCare's Coblation-based devices have been used in more than two million surgical procedures worldwide. The company has developed and marketed Coblation-based products for arthroscopic, spine/neurologic, ear, nose and throat, cosmetic, urologic, gynecologic and laparoscopic/general surgical procedures, and continues research in other areas.

    SAFE HARBOR STATEMENTS

    Except for historical information, this press release includes forward-looking statements. These statements include, but are not limited to, the company's stated business outlook for fiscal 2004, continued strength of the company's fundamental position, the strength of the company's technology, the company's belief that strategic moves will enhance achievement of the company's long term potential, the potential and expected rate of growth of new businesses, continued success of product diversification efforts, and other statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to the uncertainty of success of the company's non-arthroscopic products, competitive risk, uncertainty of the success of strategic business alliances, uncertainty over reimbursement, need for governmental clearances or approvals before selling products, and the uncertainty of protecting the company's patent position. These and other risks and uncertainties are detailed from time to time in the company's Securities and Exchange Commission filings, including ArthroCare's Form 10-K for the year ended December 31, 2003. Forward-looking statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "believes," "intends," "expects," and similar words and phrases. Actual results may differ materially from management expectations.


ARTHROCARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                 -------------------------- --------------------------
                     Three Months Ended          Three Months Ended
                  March   December           March    March
                    31       31                31       31
                  2004     2003    Variance  2004     2003    Variance
                 -------- -------- -------- -------- -------- --------

Revenues:
Net Product
 Sales           $34,292  $31,310  $ 2,982  $34,292  $26,449  $ 7,843
Royalties, fees
 and other         1,297    1,201       96    1,297      752      545
                 -------- -------- -------- -------- -------- --------
  Total revenues  35,589   32,511    3,078   35,589   27,201    8,388

Cost of product
 sales            13,080   11,616   (1,464)  13,080    8,598   (4,482)
                 -------- -------- -------- -------- -------- --------

 Gross profit     22,509   20,895    1,614   22,509   18,603    3,906
                 -------- -------- -------- -------- -------- --------

Operating
 expenses:
 Research and
  development      3,120    2,322     (798)   3,120    2,646     (474)
 Sales and
  marketing       14,328   12,668   (1,660)  14,328   11,519   (2,809)
 General and
  administra-
  tive             3,318    2,863     (455)   3,318    3,912      594
                 -------- -------- -------- -------- -------- --------
  Total
   operating
   expenses       20,766   17,853   (2,913)  20,766   18,077   (2,689)

Income from
 operations        1,743    3,042   (1,299)   1,743      526    1,217
Interest and
 other income,
 net                 406      721     (315)     406      348       58
                 -------- -------- -------- -------- -------- --------

Income before
 income tax
 provision         2,149    3,763   (1,614)   2,149      874    1,275
Income tax
 provision           580      957      377      580      280     (300)
                 -------- -------- -------- -------- -------- --------

Net income       $ 1,569  $ 2,806   (1,237) $ 1,569  $   594      975
                 ======== ======== ======== ======== ======== ========

Basic net income
 per share         $0.07    $0.13   -$0.06    $0.07    $0.03    $0.04
                 ======== ======== ======== ======== ======== ========

Shares used in
 computing basic
 net income per
 share            20,996   20,799            20,996   21,168

Diluted net
 income per
 common share      $0.07    $0.13   -$0.06    $0.07    $0.03    $0.04
                 ======== ======== ======== ======== ======== ========

Shares used in
 computing
 diluted net
 income per
 share            22,785   22,415            22,785   21,736
                 -------------------------- --------------------------


ARTHROCARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                      ------------------------------------------------
                                  Three Months Ended
                      ------------------------------
                       March                 March   December
                         31                   31        31
                       2004    Adjustments   2004     2003    Variance
                      --------             --------- -------- --------
                      Reported             Recurring
Revenues:
  Net Product Sales   $34,292     $     -   $34,292  $31,310  $ 2,982
  Royalties, fees and
   other                1,297                 1,297    1,201       96
                      -------- ----------- --------- -------- --------
    Total revenues     35,589           -    35,589   32,511    3,078

Cost of product sales  13,080      (1,204)   11,876   11,616     (260)
                      -------- ----------- --------- -------- --------

  Gross profit         22,509       1,204    23,713   20,895    2,818
                      -------- ----------- --------- -------- --------

Operating expenses:
  Research and
   development          3,120                 3,120    2,322     (798)
  Sales and marketing  14,328                14,328   12,668   (1,660)
  General and
   administrative       3,318                 3,318    2,863     (455)
                      -------- ----------- --------- -------- --------
    Total operating
     expenses          20,766           -    20,766   17,853   (2,913)

Income from
 operations             1,743       1,204     2,947    3,042      (95)
Interest and other
 income, net              406                   406      721     (315)
                      -------- ----------- --------- -------- --------

Income before income
 tax provision          2,149       1,204     3,353    3,763     (410)
Income tax provision      580         325       905      957       52
                      -------- ----------- --------- -------- --------

Net income            $ 1,569     $   879   $ 2,448  $ 2,806  $  (358)
                      ======== =========== ========= ======== ========

Basic net income per
 share                  $0.07       $0.04     $0.12    $0.13   -$0.01
                      ======== =========== ========= ======== ========

Shares used in
 computing basic net
 income per share      20,996      20,996    20,996   20,799

Diluted net income
 per common share       $0.07       $0.04     $0.11    $0.13   -$0.02
                      ======== =========== ========= ======== ========

Shares used in
 computing diluted
 net income per share  22,785      22,785    22,785   22,415
                      ------------------------------------------------

                      ------------------------------------------------
                                  Three Months Ended
                      ------------------------------
                       March                 March    March
                         31                   31        31
                       2004    Adjustments   2004     2003    Variance
                      --------             --------- -------- --------
                      Reported             Recurring
Revenues:
  Net Product Sales   $34,292     $     -   $34,292  $26,449  $ 7,843
  Royalties, fees and
   other                1,297                 1,297      752      545
                      -------- ----------- --------- -------- --------
    Total revenues     35,589           -    35,589   27,201    8,388

Cost of product sales  13,080      (1,204)   11,876    8,598   (3,278)
                      -------- ----------- --------- -------- --------

  Gross profit         22,509       1,204    23,713   18,603    5,110
                      -------- ----------- --------- -------- --------

Operating expenses:
  Research and
   development          3,120                 3,120    2,646     (474)
  Sales and marketing  14,328                14,328   11,519   (2,809)
  General and
   administrative       3,318                 3,318    3,912      594
                      -------- ----------- --------- -------- --------
    Total operating
     expenses          20,766           -    20,766   18,077   (2,689)

Income from
 operations             1,743       1,204     2,947      526    2,421
Interest and other
 income, net              406                   406      348       58
                      -------- ----------- --------- -------- --------

Income before income
 tax provision          2,149       1,204     3,353      874    2,479
Income tax provision      580         325       905      280     (625)
                      -------- ----------- --------- -------- --------

Net income            $ 1,569     $   879   $ 2,448  $   594  $ 1,854
                      ======== =========== ========= ======== ========

Basic net income per
 share                  $0.07       $0.04     $0.12    $0.03    $0.09
                      ======== =========== ========= ======== ========

Shares used in
 computing basic net
 income per share      20,996      20,996    20,996   21,168

Diluted net income
 per common share       $0.07       $0.04     $0.11    $0.03    $0.08
                      ======== =========== ========= ======== ========

Shares used in
 computing diluted
 net income per share  22,785      22,785    22,785   21,736
                      ------------------------------------------------


ARTHROCARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                     March    December
                                                      31,       31,
ASSETS                                               2004      2003
                                                   --------- ---------
Current assets:
  Cash and cash equivalents                        $ 16,615  $ 20,890
  Available-for-sale securities                           -         -
  Accounts receivable, net of allowances             25,302    24,122
  Inventories                                        35,101    33,072
  Prepaid expenses and other current assets           6,747     6,921
                                                   --------- ---------
    Total current assets                             83,765    85,005

Available-for-sale securities                         9,000    10,428
Property and equipment, net                          25,628    23,493
Related party receivables                             1,075     1,205
Other assets                                         48,258    18,007
                                                   --------- ---------

    Total assets                                   $167,726  $138,138
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $  8,111  $  6,808
  Accrued liabilities                                11,086     4,082
  Accrued compensation                                3,947     5,323
  Income taxes payable                                  955     1,122

                                                   --------- ---------
    Total current liabilities                        24,099    17,335

  Loan Payable                                       15,000         -
  Other liabilities                                   3,822       155
                                                   --------- ---------
    Total liabilities                                42,921    17,490
                                                   --------- ---------


    Total stockholders' equity                      124,805   120,648
                                                   --------- ---------

      Total liabilities and stockholders' equity   $167,726  $138,138
                                                   ========= =========

    CONTACT: ArthroCare Corporation
             Fernando Sanchez, 408-736-0224 (investors)
              or
             Haberman & Associates
             Amanda Kohls, 612-338-3900 (media)
             952-221-1542 (cell)
             amanda@habermaninc.com